Exhibit 10.35

JOINDER TO SECURITY AGREEMENT, GUARANTY AND INTERCOMPANY

SUBORDINATION AGREEMENT

JOINDER TO SECURITY AGREEMENT, GUARANTY AND INTERCOMPANY SUBORDINATION AGREEMENT, dated as of July 30, 2007 (this “Joinder Agreement”), by and among Monotype Imaging Holdings Inc., a corporation organized under the laws of Delaware (“New Loan Party”), Imaging Holdings Corp., a Delaware corporation (“Imaging Holdings”), Monotype Imaging Inc., a Delaware corporation (“Administrative Borrower”), International Typeface Corporation, a New York corporation (“Typeface” and together with Imaging Holdings and Administrative Borrower, the “Borrowers”), Linotype Corp., a Delaware corporation (“Linotype”), and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent (together with any successor(s) thereto in such capacity, “Agent”).

WITNESSETH

WHEREAS, Imaging Holdings, Administrative Borrower, Typeface, the lenders party thereto (the “Original Lenders”), and Agent are parties to that certain Credit Agreement, dated as of November 5, 2004 (the “Original Credit Agreement”);

WHEREAS, pursuant to a Security Agreement, dated as of November 5, 2004 (as amended and in effect from time to time, the “Security Agreement”), among the Agent and the Original Credit Agreement parties thereto and Linotype (Linotype together with the Original Credit Agreement parties, the “Original Loan Parties”), each Original Loan Party granted to the Agent for the benefit of the Lenders and the Agent, a lien on and security interest in substantially all of its assets to secure the payment and performance in full of all the Obligations;

WHEREAS, each of the Original Loan Parties entered in to an Intercompany Subordination Agreement, dated as of November 5, 2004 (as amended and in effect from time to time, the “Intercompany Subordination Agreement”), by and among the Agent, the Original Loan Parties and certain other parties thereto;

WHEREAS, Imaging Holdings and Linotype entered into that Guaranty, dated as of November 5, 2004 (as amended and in effect from time to time, the “Guaranty”) by and among Imaging Holdings, Linotype and Agent;

WHEREAS, the Original Credit Agreement has been amended and restated in its entirety by that certain Amended and Restated Credit Agreement, dated as of July 30, 2007 (as amended as of the date hereof, and as it may be further amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”) by and among New Loan Party, the Borrowers, the lenders party thereto (the “Lenders”), and Agent;

WHEREAS, the parties desire that, subject to the terms and conditions hereof, New Loan Party become a Guarantor and a party to certain of the Loan Documents; and

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. To the extent such terms are not defined in the Credit Agreement, they shall have the meanings ascribed to such terms in the other Loan Documents, as applicable.

2. JOINDERS. Subject to the satisfaction of the conditions set forth in Section 4 herein, the parties agree that New Loan Party shall become a party to the following documents (the “Joined Loan Documents”) as follows:

2.1 Security Agreement.

(a) By execution of this Joinder Agreement and a Supplement No. 2 to the Security Agreement in the form of Annex 1 thereto, New Loan Party will become a party to the Security Agreement (as amended by this Joinder Agreement), and New Loan Party will be deemed to be a “Grantor” for all purposes under the Security Agreement as of the Effective Date.

(b) New Loan Party assumes all the rights and obligations of a Grantor under and as defined in the Security Agreement in the same manner as if New Loan Party were an original signatory to the Security Agreement.

(c) As a Grantor, New Loan Party is bound by the provisions of the Security Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Security Agreement are required to be performed by it as a Grantor to the same extent as if originally a party thereto.

2.2 Guaranty.

(a) By execution of this Joinder Agreement, New Loan Party will become a party to the Guaranty as a “Guarantor” for all purposes thereunder, as of the Effective Date.

(b) New Loan Party assumes all the rights and obligations of a Guarantor under the Guaranty in the same manner as if New Loan Party were an original signatory to the Guaranty.

(c) As a party to the Guaranty, New Loan Party is bound by the provisions of the Guaranty and shall perform in accordance with its terms all the obligations which by the terms of the Guaranty are required to be performed by it as a Guarantor to the same extent as if originally a party thereto.

2.3 Intercompany Subordination Agreement.

(a) By execution of this Joinder Agreement, New Loan Party will become a party to the Intercompany Subordination Agreement, and New Loan Party will be deemed to be a “Subordinating Creditor” for all purposes under the Intercompany Subordination Agreement as of the Effective Date.

(b) New Loan Party assumes all the rights and obligations of a Subordinating Creditor under and as defined in the Intercompany Subordination Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Intercompany Subordination Agreement are required to be performed by it as a Subordinating Creditor to the same extent as if originally a party thereto.

(c) As a Subordinating Creditor, New Loan Party is bound by the provisions of the Intercompany Subordination Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Intercompany Subordination Agreement are required to be performed by it as a Subordinating Creditor to the same extent as if originally a party thereto.

3. REPRESENTATIONS AND WARRANTIES. In order to induce Agent to execute this Joinder Agreement, each Loan Party hereby represents and warrants that:

3.1 No Default. At and as of the date of this Joinder Agreement, and both prior to and after giving effect to this Joinder Agreement, no Default or Event of Default exists.

3.2 Representations and Warranties True and Correct. At and as of the date of this Joinder Agreement and at and as of the Effective Date and after giving effect to this Joinder Agreement, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

3.3 Corporate Power, Etc. Each Loan Party (a) has all requisite corporate power and authority to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Joinder Agreement. Each Loan Party is entering into this Joinder Agreement in accordance with Section 14.1 of the Credit Agreement. New Loan Party is duly organized and existing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

3.4 No Conflict. The execution, delivery and performance by each Loan Party of this Joinder Agreement will not (a) violate any provision of federal, state, or local law or regulation applicable to each Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than Permitted Liens, or (d) require any unobtained approval of any Loan Party’s interestholders or any unobtained approval or consent of any Person under any material contractual obligation of any Loan Party.

3.5 Binding Effect. This Joinder Agreement has been duly executed and delivered by each Loan Party and constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. CONDITIONS TO EFFECTIVENESS. This Joinder Agreement shall be effective as of July     , 2007 (the “Effective Date”), only upon the fulfillment in a manner satisfactory to Agent, of all of the following conditions in this Section 4:

4.1 Execution of Joinder Agreement. Each of the parties hereto shall have executed an original counterpart of this Joinder Agreement and shall have delivered (including by way of facsimile or other electronic transmission) the same to Agent.

4.2 Schedule 5.3 to Credit Agreement. Each of the parties hereto shall have executed and/or delivered each of the items set forth in Schedule 5.3 to the Credit Agreement.

4.3 Representations and Warranties. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

4.4 Authorizations. Agent shall have received a copy of any other authorization, consent, approval or other document, opinion or assurance which is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Loan Document or for the validity and enforceability of any Loan Document.

4.5 Compliance with Terms. New Loan Party and the other Loan Parties shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by New Loan Party and the other Loan Parties in connection herewith.

5. COVENANTS.

5.1 Loan Document Obligations. New Loan Party covenants that it will perform all covenants required to be performed by it as party to each of the Joined Loan Documents.

5.2 Further Assurances. New Loan party and the other Loan Parties shall execute and deliver, or cause to be executed and delivered, to Agent such documents and agreements, and shall take or cause to be taken such actions, as Agent may, from time to time, reasonably request to carry out the terms and conditions of this Joinder Agreement and the transactions contemplated hereby. Each Loan Party hereby authorizes Agent to file, as agent for the Lenders, initial Uniform Commercial Code financing statements that Agent deems necessary to reflect the terms of this Joinder Agreement.

6. MISCELLANEOUS.

6.1 Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

6.2 No Waiver. This Joinder Agreement is limited as specified and shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except to the extent specifically set forth herein. Agent, on behalf of the Lenders, hereby reserves all of the rights and remedies of the Lenders arising as a result of any Default or Event of Default under the Loan Documents.

6.3 References.

(a) From and after the Effective Date, the Credit Agreement and the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Joinder Agreement.

(b) From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

6.4 Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.5 Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Loan Parties and Agent.

6.6 Headings. Section headings in this Joinder Agreement are included herein for convenience of reference only and shall not constitute a part of this Joinder Agreement for any other purpose.

6.7 Binding Effect: Assignment. This Joinder Agreement shall be binding upon and inure to the benefit of New Loan Party, the other Loan Parties, Agent, and the Lenders, and their respective successors and assigns; provided, however, that the rights and obligations of New Loan Party and the other Loan Parties under this Joinder Agreement shall not be assigned or delegated without the prior written consent of Agent.

6.8 Expenses. Borrowers agree to pay Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent incurred by Agent in connection with the preparation, negotiation and execution of this Joinder Agreement and any document required to be furnished herewith.

6.9 Integration. This Joinder Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be executed and delivered by a duly authorized officer as of the date first above written.

MONOTYPE IMAGING HOLDINGS INC.,
a Delaware corporation, as New Loan Party

By:	/s/ Jacqueline Arthur
Name:	Jacqueline Arthur
Title:	Chief Financial Officer

IMAGING HOLDINGS CORP.,
as a Borrower

By:	/s/ Jacqueline Arthur
Name:	Jacqueline Arthur
Title:	Chief Financial Officer

MONOTYPE IMAGING INC.,
as a Borrower

By:	/s/ Jacqueline Arthur
Name:	Jacqueline Arthur
Title:	Chief Financial Officer

INTERNATIONAL TYPEFACE CORPORATION,
as a Borrower

By:	/s/ Jacqueline Arthur
Name:	Jacqueline Arthur
Title:	Assistant Treasurer

LINOTYPE CORP.
as a Guarantor

By:	/s/ Jacqueline Arthur
Name:	Jacqueline Arthur
Title:	Assistant Treasurer

[SIGNATURE PAGE TO JOINDER]

Acknowledged this 30TH day of July, 2007:

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent

By:	/s/ David Sanchez
Name:	David Sanchez
Title:	Vice President

[SIGNATURE PAGE TO JOINDER]